UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 24, 2013

Date of Report

(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 Townsgate Road, Suite 200, Westlake Village, California 91361-3027

(Address of Principal Executive Offices)                    (ZIP Code)

Registrant’s telephone number, including area code: (805) 367-3800

                   Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders

On April 24, 2013, The Ryland Group, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders.  Proxies representing 42,262,600 shares of common stock eligible to vote at the meeting, or 93.1 percent of the 45,380,558 outstanding shares, were voted.  The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1:  To elect seven Directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify:

Nominee	For	Against	Abstain	Broker Non-Vote
William L. Jews	39,388,662	197,657	308,552	2,367,729
Ned Mansour	39,450,386	120,962	323,523	2,367,729
Robert E. Mellor	39,499,869	73,623	321,379	2,367,729
Norman J. Metcalfe	39,499,959	73,533	321,379	2,367,729
Larry T. Nicholson	39,537,770	136,037	221,064	2,367,729
Charlotte St. Martin	39,466,278	105,714	322,879	2,367,729
Robert G. van Schoonenberg	39,736,237	112,396	46,238	2,367,729

Proposal 2:  Advisory vote on the compensation program for the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
39,288,456	289,113	317,302	2,367,729

Proposal 3:  Approval of Senior Executive Performance Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code:

For	Against	Abstain	Broker Non-Vote
39,288,475	554,880	51,516	2,367,729

Proposal 4:  Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

For	Against	Abstain	Broker Non-Vote
41,943,166	267,200	52,234	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: April 24, 2013	By:	/s/ Timothy J. Geckle
Timothy J. Geckle
Senior Vice President, General Counsel
and Secretary